PROSPECTUS
January 31, 1995

THE CALVERT FUND
Calvert U. S. Government Fund
Calvert Income Fund
4550 Montgomery Avenue, Bethesda, Maryland 20814

INVESTMENT OBJECTIVES

Calvert U.S. Government Fund seeks to provide high current income consistent with safety of principal by investing in a professionally managed portfolio consisting primarily of U.S. Government-backed obligations. There is no limitation on the maturity of obligations in which Calvert U.S. Government Fund may invest.

Calvert Income Fund seeks to maximize long-term income, to the extent consistent with prudent investment management and preservation of capital, through investment in bonds and other income producing securities of investment grade quality.

Each Fund offers two classes of shares, each with different expense levels and sales charges. You may choose to purchase (i) Class A shares, with a sales charge imposed at the time you purchase the shares ("front-end sales charge"); or (ii) Class C shares which impose neither a front-end sales charge nor a contingent deferred sales charge. Class C shares are not available through all dealers. Class C shares have a higher level of expenses than Class A shares, including higher Rule 12b-1 fees. These alternatives permit you to choose the method of purchasing shares that is most beneficial to you, depending on the amount of the purchase, the length of time you expect to hold the shares, and other circumstances. See "Alternative Sales Options" for further details.

TO OPEN AN ACCOUNT

Call your broker, or complete and return the enclosed Account Application. Minimum investment is $2,000 per Fund.

ABOUT THIS PROSPECTUS

Please read this Prospectus before investing. It is designed to provide you with information you ought to know before investing and to help you decide if the Funds' goals match your own. Keep this document for future reference.

A Statement of Additional Information for the Funds (dated January 31, 1995) has been filed with the Securities and Exchange Commission and is incorporated by reference. This free Statement is available upon request from the Fund:
800-368-2748.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE FEDERAL OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. WHEN INVESTORS SELL SHARES OF THE FUND, THE VALUE MAY BE HIGHER OR LOWER THAN THE AMOUNT ORIGINALLY PAID FUND EXPENSES


         CALVERT INCOME FUND

                                                     Class A           Class C

A.       Shareholder Transaction Costs
         Maximum Sales Charge on                     3.75%             None
         Purchases (as a percentage
         of offering price)

         Contingent Deferred Sales Charge            None              None

B.       Annual Fund Operating Expenses<F1>
         Fiscal Year 1994 (as a percentage
         of net assets, net of any applicable
         expense reimbursement/fee waiver)

         Management Fees                             0.70%             0.70%
         Rule 12b-1 Service and
         Distribution Fees                           0.25%             1.00%
         Other Expenses                              0.31%             1.13%
         Total Fund Operating Expenses               1.26%             2.83%

<F1>Expense  ratios for Class A shares have been  restated  to reflect  expenses anticipated for fiscal year 1995.

================================================================================


         CALVERT U.S. GOVERNMENT FUND
                                                     Class A           Class C

A.       Shareholder Transaction Costs
         Maximum Sales Charge on                     3.75%             None
         Purchases (as a percentage
         of offering price)

         Contingent Deferred Sales Charge            None              None

B.       Annual Fund Operating Expenses<F2>
         Fiscal Year 1994 (as a percentage
         of net assets, net of any applicable
         expense reimbursement/fee waiver)

         Management Fees                             0.60%             0.60%
         Rule 12b-1 Service and
         Distribution Fees                           0.25%             1.00%
         Other Expenses                              0.50%             0.93%
         Total Fund Operating Expenses               1.35%             2.53%

<F2>Expense  ratios for Class A shares have been  restated  to reflect  expenses anticipated for fiscal year 1995.


C. Example: You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each period:


Fund                            1 Year   3 Years    5 Years     10 Years


Calvert Income Fund
Class A<F3>                     $50      $76        $104        $184
Class C                         $29      $88        $149        $316

Calvert U.S. Government Fund
Class A<F2>                     $51      $79        $109         $194
Class C                         $26      $79        $135         $287

Explanation of Table: The purpose of the table is to assist you in understanding the various costs and expenses that an investor in the Fund may bear directly
(shareholder transaction costs) or indirectly (annual fund operating expenses).

<F2>Expense  ratios for Class A shares have been  restated  to reflect  expenses anticipated for fiscal year 1995.

<F3>Assumes payment of maximum initial sales charge at time of purchase.


A. Shareholder Transaction Costs are charges you pay when you buy or sell shares of the Fund. See "Reduced Sales Charges" at Exhibit A to see if you qualify for possible reductions in the sales charge. If you request a wire redemption of less than $1,000, you will be charged a $5 wire fee.

B. Annual Fund Operating Expenses. Management Fees are paid by the Fund to Calvert Asset Management Company, Inc. ("Investment Advisor") for managing the Funds' investments and business affairs. The Funds incur Other Expenses for maintaining shareholder records, furnishing shareholder statements and reports, and other services. Management Fees and Other Expenses have already been reflected in the Funds' share price and are not charged directly to individual shareholder accounts. Please refer to "Management of the Fund" for further information.

The Fund's Rule 12b-1 fees include an asset-based sales charge. Thus, it is possible that long-term shareholders in the Fund may pay more in total sales charges than the economic equivalent of the maximum front-end sales charge permitted by rules of the National Association of Securities Dealers, Inc.

C. Example of Expenses. The example, which is hypothetical, should not be considered a representation of past or future expenses. Actual expenses and return may be higher or lower than those shown.

================================================================================
FINANCIAL HIGHLIGHTS

The following tables provide information about the financial history of each Fund's Class A and C shares. They express the information in terms of a single share outstanding for the respective Fund throughout each period. The tables have been audited by those independent accountants whose reports are included in the respective Annual Reports to Shareholders of the Funds. The tables should be read in conjunction with the financial statements and their related notes. The current Annual Reports to Shareholders are incorporated by reference into the Statement of Additional Information.



Calvert Income Fund                                    Class C Shares
                                                       From Inception
                                                       (March 1, 1994) To
                                                       September 30, 1994


Net asset value, beginning of period                   $17.35

Income from investment operations
Net investment income                                  .57
Net realized and unrealized gain
(loss) on investments                                  (1.67)
Total from investment operations                       (1.10)

Distributions to shareholders
Dividends from net investment income                   (.62)
Distribution from capital gains                        --
Total Distributions                                    (.62)
Total increase (decrease) in
net asset value                                        (1.72)

Net asset value, end of period                         $15.63

Total return<F4>                                      (5.47)%

Ratio of expenses to average
net assets                                             2.65%(a)

Ratio of net income to average
net assets                                             5.62%(a)

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  7.29%(a)

Portfolio turnover                                     34%

Net assets, end of period                              $413,187

Number of shares outstanding
at end of period (in thousands)                        26

<F4>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================


Calvert Income Fund                            Class A Shares
                                               Year Ended
                                               September 30, 1994


Net asset value, beginning of period           $18.41

Income from investment operations
Net investment income                          1.16
Net realized and unrealized gain
(loss) on investments                          (2.42)
Total from investment operations               (1.26)

Distributions to shareholders
Dividends from net investment income           (1.16)
Distribution from capital gains                (.31)
Total Distributions                            (1.47)
Total increase (decrease) in
net asset value                                (2.73)

Net asset value, end of period                 $15.68

Total return<F4>                               (6.94)%

Ratio of expenses to average
net assets                                     1.07%

Ratio of net income to average
net assets                                     6.86%

Increase reflected in above net
investment income ratios due to
expense reimbursement                          --

Portfolio turnover                             34%

Net assets, end of period                      $45,935,905

Number of shares outstanding
at end of period (in thousands)                2,929

<F4>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


Calvert Income Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1993

Net asset value, beginning of period                   $17.50

Income from investment operations
Net investment income                                  1.23
Net realized and unrealized gain
(loss) on investments                                  .91
Total from investment operations                       2.14

Distributions to shareholders
Dividends from net investment income                   (1.23)
Distribution from capital gains                        --
Total Distributions                                    (1.23)
Total increase (decrease) in
net asset value                                        .91

Net asset value, end of period                         $18.41

Total return<F5>                                       12.47%

Ratio of expenses to average
net assets                                             1.00%

Ratio of net income to average
net assets                                             6.93%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     25%

Net assets, end of period                              $53,134,459

Number of shares outstanding
at end of period (in thousands)                        2,886

<F5>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================


Calvert Income Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1992

Net asset value, beginning of period                   $16.61

Income from investment operations
Net investment income                                  1.28
Net realized and unrealized gain
(loss) on investments                                  .89
Total from investment operations                       2.17

Distributions to shareholders
Dividends from net investment income                   (1.28)
Distribution from capital gains                        --
Total Distributions                                    (1.28)
Total increase (decrease) in
net asset value                                        .89

Net asset value, end of period                         $17.50

Total return<F5>                                       13.66%

Ratio of expenses to average
net assets                                             1.04%

Ratio of net income to average
net assets                                             7.59%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     18%

Net assets, end of period                              $43,494,326

Number of shares outstanding
at end of period (in thousands)                        2,486

<F5>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================


Calvert Income Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1991

Net asset value, beginning of period                   $15.58

Income from investment operations
Net investment income                                  1.31
Net realized and unrealized gain
(loss) on investments                                  1.03
Total from investment operations                       2.34

Distributions to shareholders
Dividends from net investment income                   (1.31)
Distribution from capital gains                        --
Total Distributions                                    (1.31)
Total increase (decrease) in
net asset value                                        1.03

Net asset value, end of period                         $16.61

Total return<F6>                                       15.72%

Ratio of expenses to average
net assets                                             1.08%

Ratio of net income to average
net assets                                             8.22%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     27%

Net assets, end of period                              $36,412,545

Number of shares outstanding
at end of period (in thousands)                        2,193


<F6>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================


Calvert Income Fund
                                               Class A Shares
                                               Year Ended September 30, 1990

Net asset value, beginning of period               $16.36

Income from investment operations
Net investment income                              1.36
Net realized and unrealized gain
(loss) on investments                              (.78)
Total from investment operations                   .58

Distributions to shareholders
Dividends from net investment income               (1.36)
Distribution from capital gains                    --
Total Distributions                                (1.36)
Total increase (decrease) in
net asset value                                    (.78)

Net asset value, end of period                     $15.58

Total return<F6>                                    3.63%

Ratio of expenses to average
net assets                                         1.05%

Ratio of net income to average
net assets                                         8.42%

Increase reflected in above net
investment income ratios due to
expense reimbursement                              --

Portfolio turnover                                 5%

Net assets, end of period                          $32,201,363

Number of shares outstanding
at end of period (in thousands)                    2,066

<F6>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert Income Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1989

Net asset value, beginning of period                   $15.70

Income from investment operations
Net investment income                                  1.36
Net realized and unrealized gain
(loss) on investments                                  .71
Total from investment operations                       2.07

Distributions to shareholders
Dividends from net investment income                   (1.41)
Distribution from capital gains                        --
Total Distributions                                    (1.41)
Total increase (decrease) in
net asset value                                        .66

Net asset value, end of period                         $16.36

Total return<F7>                                       13.48%

Ratio of expenses to average
net assets                                             1.07%

Ratio of net income to average
net assets                                             8.57%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     19%

Net assets, end of period                              $22,969,095

Number of shares outstanding
at end of period (in thousands)                        1,404


<F7>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

Calvert Income Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1988

Net asset value, beginning of period                    $15.29

Income from investment operations
Net investment income                                   1.42
Net realized and unrealized gain
(loss) on investments                                   .71
Total from investment operations                        2.13

Distributions to shareholders
Dividends from net investment income                    (1.42)
Distribution from capital gains                         (.30)
Total Distributions                                     (1.72)
Total increase (decrease) in
net asset value                                         .41

Net asset value, end of period                          $15.70

Total return<F7>                                        14.67%

Ratio of expenses to average
net assets                                              .94%

Ratio of net income to average
net assets                                              9.07%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                   .25%

Portfolio turnover                                      37%

Net assets, end of period                               $20,374,751

Number of shares outstanding
at end of period (in thousands)                         1,298


<F7>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================


Calvert Income Fund
                                             Class A Shares
                                             Year Ended September 30, 1987

Net asset value, beginning of period                   $17.04

Income from investment operations
Net investment income                                  1.51
Net realized and unrealized gain
(loss) on investments                                  (1.61)
Total from investment operations                       (.10)

Distributions to shareholders
Dividends from net investment income                   (1.47)
Distribution from capital gains                        (.18)
Total Distributions                                    (1.65)
Total increase (decrease) in
net asset value                                        (1.75)

Net asset value, end of period                         $15.29

Total return<F8>                                       (.84)%

Ratio of expenses to average
net assets                                             .85%

Ratio of net income to average
net assets                                             9.06%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  .25%

Portfolio turnover                                     42%

Net assets, end of period                              $20,573,546

Number of shares outstanding
at end of period (in thousands)                        1,345


<F8>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert Income Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1986

Net asset value, beginning of period                    $15.78

Income from investment operations
Net investment income                                   1.57
Net realized and unrealized gain
(loss) on investments                                   1.26
Total from investment operations                        2.83

Distributions to shareholders
Dividends from net investment income                    (1.57)
Distribution from capital gains                         --
Total Distributions                                     (1.57)
Total increase (decrease) in
net asset value                                         1.26

Net asset value, end of period                          $17.04

Total return<F8>                                        18.38%

Ratio of expenses to average
net assets                                              .85%

Ratio of net income to average
net assets                                              9.16%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                   .33%

Portfolio turnover                                      23%

Net assets, end of period                               $21,455,859

Number of shares outstanding
at end of period (in thousands)                         1,259

<F8>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert Income Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1985

Net asset value, beginning of period                   $14.30

Income from investment operations
Net investment income                                  1.72
Net realized and unrealized gain
(loss) on investments                                  1.53
Total from investment operations                       3.25

Distributions to shareholders
Dividends from net investment income                   (1.77)
Distribution from capital gains                        --
Total Distributions                                    (1.77)
Total increase (decrease) in
net asset value                                        1.48

Net asset value, end of period                         $15.78

Total return<F9>                                       23.31%

Ratio of expenses to average
net assets                                             .82%

Ratio of net income to average
net assets                                             10.74%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  .61%

Portfolio turnover                                     11%

Net assets, end of period                              $13,428,901

Number of shares outstanding
at end of period (in thousands)                        851


<F9>Total return does not reflect  deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized



================================================================================

Calvert U.S. Government Fund                           Class C Shares
                                                       From Inception
                                                       (March 1, 1994) To
                                                       September 30, 1994

New asset value, beginning of period                   $14.77

Income from investment operations
Net investment income                                 .34
Net realized and unrealized gain
(loss) on investments                                  (1.01)
Total from investment operations                       (.67)
Distributions to shareholders
Dividends from net investment income                   (.39)
Distribution from capital gains                        --
Total Distributions                                    (.39)
Total increase (decrease) in
net asset value                                        (1.06)

Net asset value, end of period                         $13.71

Total return<F10>                                     (3.58)%

Ratio of expenses to average
net assets                                             2.41%(a)

Ratio of net income to average
net assets                                             4.39%(a)

Increase reflected in above net
investment income ratio due to
expense reimbursement                                  7.96%(a)

Portfolio turnover                                     99%

Net assets, end of period                              $301,837

Number of shares outstanding
at end of period (in thousands)                        22

<F10>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert U.S. Government Fund                           Class A Shares
                                                       Year Ended
                                                       September 30, 1994


New asset value, beginning of period                   $16.17

Income from investment operations
Net investment income                                  .75
Net realized and unrealized gain
(loss) on investments                                  (1.53)
Total from investment operations                       (.78)
Distributions to shareholders
Dividends from net investment income                   (.75)
Distribution from capital gains                        (.90)
Total Distributions                                    (1.65)
Total increase (decrease) in
net asset value                                        (2.43)

Net asset value, end of period                         $13.74

Total return<F10>                                     (5.19)%

Ratio of expenses to average
net assets                                             1.02%

Ratio of net income to average
net assets                                             4.99%

Increase reflected in above net
investment income ratio due to
expense reimbursement                                  --

Portfolio turnover                                     99%

Net assets, end of period                              $9,720,843

Number of shares outstanding
at end of period (in thousands)                        708

<F10>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

Calvert U.S. Government Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1993

Net asset value, beginning of period                   $15.72

Income from investment operations
Net investment income                                  .87
Net realized and unrealized gain
(loss) on investments                                  .45
Total from investment operations                       1.32

Distributions to shareholders
Dividends from net investment income                   (.87)
Distribution from capital gains                        --
Total Distributions                                    (.87)
Total increase (decrease) in
net asset value                                        .45

Net asset value, end of period                         $16.17

Total return<F11>                                       8.70%

Ratio of expenses to average
net assets                                             .95%

Ratio of net income to average
net assets                                             5.49%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     191%

Net assets, end of period                              $13,652,275

Number of shares outstanding
at end of period (in thousands)                        844

<F11>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

Calvert U.S. Government Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1992

Net asset value, beginning of period                   $15.19

Income from investment operations
Net investment income                                  .95
Net realized and unrealized gain
(loss) on investments                                  .53
Total from investment operations                       1.48

Distributions to shareholders
Dividends from net investment income                   (.95)
Distribution from capital gains                        --
Total Distributions                                    (.95)
Total increase (decrease) in
net asset value                                        .53

Net asset value, end of period                         $15.72

Total return<F11>                                      10.07%

Ratio of expenses to average
net assets                                             1.11%

Ratio of net income to average
net assets                                             6.15%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     --

Net assets, end of period                              $13,222,748

Number of shares outstanding
at end of period (in thousands)                        841

<F11>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

Calvert U.S. Government Fund
                                                Class A Shares
                                                Year Ended September 30, 1991

Net asset value, beginning of period                   $14.50

Income from investment operations
Net investment income                                  1.00
Net realized and unrealized gain
(loss) on investments                                  .69
Total from investment operations                       1.69

Distributions to shareholders
Dividends from net investment income                   (1.00)
Distribution from capital gains                        --
Total Distributions                                    (1.00)
Total increase (decrease) in
net asset value                                        .69

Net asset value, end of period                         $15.19

Total return<F12>                                      12.07%

Ratio of expenses to average
net assets                                             1.26%

Ratio of net income to average
net assets                                             6.69%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  --

Portfolio turnover                                     --

Net assets, end of period                              $11,935,308

Number of shares outstanding
at end of period (in thousands)                        785

<F12>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

Calvert U.S. Government Fund
                                                 Class A Shares
                                                 Year Ended September 30, 1990

Net asset value, beginning of period                  $14.52

Income from investment operations
Net investment income                                 1.13
Net realized and unrealized gain
(loss) on investments                                 (.02)
Total from investment operations                      1.11

Distributions to shareholders
Dividends from net investment income                  (1.13)
Distribution from capital gains                       --
Total Distributions                                   (1.13)
Total increase (decrease) in
net asset value                                       (.02)

Net asset value, end of period                        $14.50

Total return<F12>                                      7.91%

Ratio of expenses to average
net assets                                            .75%

Ratio of net income to average
net assets                                            7.77%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                 .51%

Portfolio turnover                                    --

Net assets, end of period                             $5,624,122

Number of shares outstanding
at end of period (in thousands)                       388

<F12>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================


Calvert U.S. Government Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1989

Net asset value, beginning of period                   $14.34

Income from investment operations
Net investment income                                  1.19
Net realized and unrealized gain
(loss) on investments                                  .21
Total from investment operations                       1.40

Distributions to shareholders
Dividends from net investment income                   (1.22)
Distribution from capital gains                        --
Total Distributions                                    (1.22)
Total increase (decrease) in
net asset value                                        .18

Net asset value, end of period                         $14.52

Total return<F13>                                      10.20%

Ratio of expenses to average
net assets                                             .75%

Ratio of net income to average
net assets                                             8.32%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  .54%

Portfolio turnover                                     --

Net assets, end of period                              $3,379,592

Number of shares outstanding
at end of period (in thousands)                        233

<F13>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert U.S. Government Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1988

Net asset value, beginning of period                  $13.54

Income from investment operations
Net investment income                                 1.23
Net realized and unrealized gain
(loss) on investments                                 .80
Total from investment operations                      2.03

Distributions to shareholders
Dividends from net investment income                  (1.23)
Distribution from capital gains                       --
Total Distributions                                   (1.23)
Total increase (decrease) in
net asset value                                       .80

Net asset value, end of period                        $14.34

Total return<F13>                                     15.36%

Ratio of expenses to average
net assets                                            .53%

Ratio of net income to average
net assets                                            8.60%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                 1.10%

Portfolio turnover                                    8%

Net assets, end of period                             $2,988,364

Number of shares outstanding
at end of period (in thousands)                       208

<F13>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized

================================================================================

Calvert U.S. Government Fund
                                                  Class A Shares
                                                  Year Ended September 30, 1987


Net asset value, beginning of period                   $14.77

Income from investment operations
Net investment income                                  1.23
Net realized and unrealized gain
(loss) on investments                                  (1.26)
Total from investment operations                       (.03)

Distributions to shareholders
Dividends from net investment income                   (1.20)
Distribution from capital gains                        --
Total Distributions                                    (1.20)
Total increase (decrease) in
net asset value                                        (1.23)

Net asset value, end of period                         $13.54

Total return<F14>                                      (.54)%

Ratio of expenses to average
net assets                                             .50%

Ratio of net income to average
net assets                                             8.58%

Increase reflected in above net
investment income ratios due to
expense reimbursement                                  1.31%

Portfolio turnover                                     115%

Net assets, end of period                              $2,416,948

Number of shares outstanding
at end of period (in thousands)                        179

<F14>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized



================================================================================

Calvert U.S. Government Fund
                                                      Class A Shares
                                                      From Inception
                                                      (May 22, 1986
                                                      To September 30,
                                                      1986

Net asset value, beginning of period                  $15.00

Income from investment operations
Net investment income                                 .35
Net realized and unrealized gain
(loss) on investments                                 (.24)
Total from investment operations                      .11

Distributions to shareholders
Dividends from net investment income                  (.34)
Distribution from capital gains                       --
Total Distributions                                   (.34)
Total increase (decrease) in
net asset value                                       (.23)

Net asset value, end of period                        $14.77

Total return<F14>                                       .72%

Ratio of expenses to average
net assets                                            .50%(a)

Ratio of net income to average
net assets                                            7.01%(a)

Increase reflected in above net
investment income ratios due to
expense reimbursement                                 4.53%(a)

Portfolio turnover                                    --

Net assets, end of period                             $902,868

Number of shares outstanding
at end of period (in thousands)                       61


<F14>Total return does not reflect deduction of Class A front-end sales charges.
Total return prior to 1989 is not audited.
(a) Annualized


================================================================================

INVESTMENT OBJECTIVES AND POLICIES

Calvert U.S. Government Fund invests primarily in U.S. Government-backed obligations.

Calvert U.S. Government Fund seeks to provide high current income consistent with safety of principal by investing in a professionally managed portfolio consisting primarily of U.S. Government-backed obligations. There is no limit on the maturity of securities in which Calvert U.S. Government Fund may invest.

Under normal circumstances, this Fund attempts to invest 100% of its assets in U.S. Government-backed obligations which include:

(1) Mortgage pass-through certificates issued by the Government National Mortgage Association (known as "GNMAs" or "Ginnie Maes");

(2) Direct  obligations  of the United  States  Treasury  which  consist of U.S.
Treasury bills (having maturities of one year or less), U.S. Treasury notes (having maturities of one to ten years) and U.S. Treasury bonds (generally having maturities greater than ten years);

(3) Obligations issued or guaranteed by the United States Government, its agencies, or its instrumentalities which are supported by: (a) the full faith and credit of the U.S. Government (for example, GNMAs); (b) the right of the issuer to borrow an amount limited to a specific line of credit for the U.S. Government (for example, obligations of the Federal National Mortgage Association, known as "Fannie Maes"); and (c) the credit of the agency or instrumentality (for example, obligations of the Federal Home Loan Mortgage Corporation, known as "Freddie Macs");

(4) Securities collateralized by the mortgage-related obligations described above ("collateralized mortgage obligations" or "CMOs"); and

(5) U.S. Government-backed obligations subject to repurchase agreements with recognized securities dealers and banks.

The Advisor anticipates that a substantial portion of the Government-backed obligations in Calvert U.S. Government Fund's portfolio will consist of GNMAs although there is no set percentage that must be invested in GNMAs.

Calvert Income Fund invests in corporate bonds. 80% of its assets must be invested in bonds of investment grade quality.

Calvert Income Fund seeks to maximize long-term income, to the extent consistent with prudent investment management and preservation of capital, primarily through investment in investment grade bonds and other income-producing securities. Debt securities may be long-term, intermediate-term, short-term, or any combination thereof, depending on the Advisor's evaluation of current and anticipated market patterns and trends. The Advisor expects that the Fund's average weighted maturity will range between 5 and 20 years.

Calvert Income Fund invests 80% of its assets in corporate obligations which at the date of investment are rated within the four highest grades established by Moody's Investors Services, Inc. (Aaa, Aa, A, or Baa), or by Standard and Poor's Corporation (AAA, AA, A, or BBB), or if not rated, are of comparable quality as determined by the Advisor. Though still investment grade, securities rated BBB/Baa possess certain speculative elements and are generally more susceptible to changing market conditions. All fixed income instruments are subject to interest-rate risk; that is, when market interest rates rise, the current principal value of a bond will decline.

The remaining 20% of the Fund's total assets may consist of other debt securities (see below) including bonds rated below BBB or Baa ("non-investment grade securities," commonly known as "junk bonds"). With lower rated bonds, there is a greater possibility that an adverse change in the financial condition of the issuer may affect its ability to pay principal and interest. In addition, to the extent the Fund holds any such bonds, it may be negatively affected by adverse economic developments, increased volatility or a lack of liquidity. See the Statement of Additional Information, "Non-Investment Grade Debt Securities," and bond ratings.

Calvert Income Fund may also purchase obligations issued or guaranteed as to principal by the U.S. Government or its agencies or instrumentalities;
certificates of deposit, time deposits, and bankers' acceptances of U.S. banks and their branches located outside of the U.S. and of U.S. branches of foreign banks, provided that the bank has total assets of at least one billion dollars or the equivalent in other currencies; commercial paper which at the date of investment is rated Prime-2 or better by Moody's, A-2 or better by Standard & Poor's, or, if not rated, is of comparable quality as determined by the Advisor; and any of the above securities subject to repurchase agreements with recognized securities dealers and banks. Up to 20% of the value of the Fund's total assets may consist of other debt securities (including securities convertible into or carrying warrants to purchase common stock or other equity securities) and income-producing preferred and common stocks.

GNMA Certificates

GNMA Certificates, or GNMAs, are mortgage-backed securities representing ownership of mortgage or construction loans that are issued by lenders such as mortgage bankers, commercial banks and savings and loan associations and are either insured by the Federal Housing Administration or guaranteed by the Veterans Housing Administration. The GNMA may be secured by a single mortgage, such as a large multi-family housing development, or, more typically, by a "pool" or group of single-family housing mortgages.

Once approved by GNMA, the timely payment of interest and principal on each mortgage is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. GNMAs differ from bonds in that principal is paid back monthly by the borrower over the term of the loan rather than returned in a lump sum at maturity. GNMAs are called "pass-through" securities because both interest and principal payments (including prepayments) are passed through to the holder of the GNMA. Upon receipt, principal payments will be reinvested by the Fund in additional securities at the then prevailing interest rate. The amount of any premium that may be paid upon purchase of a GNMA is not guaranteed. The Advisor will attempt, through careful evaluation of available GNMA issues and prevailing market conditions, to invest in GNMAs which provide a high income return but are not subject to substantial risk of loss of principal. Accordingly, the Advisor may forgo the opportunity to invest in certain issues of GNMAs which would provide a high current income yield if the Advisor believes that such issues would be subject to a risk of prepayment or loss of principal over the long-term that would outweigh the short-term increment in yield.

Collateralized Mortgage Obligations

Collateralized mortgage obligations ("CMOs") are bonds which are the general obligations of the bond issuer. CMOs may be issued by governmental entities, such as the Federal Home Loan Mortgage Corporation (FHLMC), and by non-governmental entities, such as banks and other mortgage lenders. CMOs generally are secured by collateral consisting of individual mortgages or a pool of mortgages. CMOs are not direct obligations of the Government. However, Calvert U.S. Government Fund will purchase only those CMOs which are U.S. Government-backed obligations (those that are secured by mortgages or mortgage-related obligations which are issued or guaranteed by the U.S. Government, its agencies or its instrumentalities).

FNMA and FHLMC Certificates

Each Fund may invest in pass-through certificates issued by the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"). Unlike GNMAs, which are typically interests in pools of mortgages insured or guaranteed by government agencies, FNMA and FHLMC certificates represent undivided interests in pools of conventional mortgage loans.

Financial Futures, Options, and Other Investment Techniques

Each Fund can use various techniques to increase or decrease its exposure to changing security prices, interest rates, or other factors that affect security values. These techniques may involve derivative transactions such as buying and selling options and futures contracts and leveraged notes (U.S. Government Fund only), entering into swap agreements, and purchasing indexed securities. The Fund can use these practices either as substitution or as protection against an adverse move in the Fund's portfolio to adjust the risk and return characteristics of the Fund's portfolio. If the Advisor judges market conditions incorrectly or employs a strategy that does not correlate well with the Fund's investments, or if the counterparty to the transaction does not perform as promised, these techniques could result in a loss. These techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Any instruments determined to be illiquid are subject to the Fund's 10% restriction on illiquid securities. See the Statement of Additional Information for more detail about these strategies.

Each Fund may enter into repurchase agreements and may purchase securities on a forward or when-issued basis.

In a repurchase agreement, the Fund buys a security subject to the right and obligation to sell it back at a higher price. These transactions must be fully secured at all times, but they involve some credit risk to the Fund if the other party defaults on its obligation and the Fund is delayed or prevented from liquidating the collateral.

Purchasing obligations for future delivery or on a "when-issued" basis may increase the Fund's overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date. The transactions are fully secured at all times.

Foreign Investments

Calvert Income Fund may invest up to 20% of its assets in securities of foreign issuers, provided such securities are denominated in U.S. dollars and trade on domestic securities exchanges or over-the-counter securities markets. Securities of foreign issuers may offer greater potential for capital appreciation or income than the securities of domestic issuers and may involve investment risks that are greater than those inherent in the securities of domestic issuers. Such differences might possibly result from future political and economic developments, disparities in economic systems, and imposition of foreign governmental restrictions. There may also be less publicly available information about a foreign issuer than about a domestic issuer; foreign issuers are not generally subject to uniform auditing, accounting and reporting requirements comparable to those applicable to domestic issuers.

Other Policies

Calvert Income Fund has the authority to invest in restricted securities and covered call options, and international money market instruments, and may borrow money from banks as a temporary measure for extraordinary or emergency purposes. However, it does not hold, and in the coming year it does not plan to acquire, more than 5% of the value of its assets in these types of securities or practices. An explanation of such investment policies is set forth in the Statement of Additional Information.

Each Fund may lend its portfolio securities to member firms of the New York Stock Exchange and commercial banks with assets of $1 billion or more, but only if the value of the securities loaned from a Fund will not exceed one-third of the Fund's assets.

The Funds have adopted certain fundamental investment restrictions which are discussed in detail in the Statement of Additional Information. Unless specifically noted otherwise, the investment objective, policies and restrictions of the Funds are fundamental and may not be changed without shareholder approval.

Although U.S. Government-backed obligations in each Fund's portfolio may be guaranteed by the Government, a Fund's net asset value per share and yield are not guaranteed and will change in response to market conditions. There can be no assurance that any Fund will be successful in meeting its investment objective.

YIELD AND TOTAL RETURN

The Funds may advertise yield and total return for each class.

Yield measures the current investment performance for each class of the Fund, that is, the rate of income on its portfolio investments divided by the share price. Yield is computed by annualizing the result of dividing the net investment income per share over a 30-day period by the maximum offering price per share on the last day of that period. Yields are calculated according to accounting methods that are standardized for all stock and bond funds.

Both yield and total return are based on historical results and are not intended to indicate future performance.

Total return is calculated separately for each class. It includes not only the effect of income dividends but also any change in net asset value, or principal amount, during the stated period. The total return of a class shows its overall change in value, including changes in share price and assuming all of the class' dividends and capital gain distributions are reinvested. A cumulative total return reflects the class' performance over a stated period of time. An average annual total return reflects the hypothetical annual compounded return that would have produced the same cumulative total return if the performance had been constant over the entire period. Because average annual returns tend to smooth out variations in the returns, you should recognize that they are not the same as actual year-by-year results. Both types of total return usually will include the effect of paying the front-end sales charge, in the case of Class A shares. Of course, total returns will be higher if sales charges are not taken into account. Quotations of "overall return" do not reflect deduction of the sales charge. You should consider overall return figures only if you qualify for a reduced sales charge, or for purposes of comparison with comparable figures which also do not reflect sales charges, such as mutual fund averages compiled by Lipper Analytical Services, Inc. Further information about the Fund's performance is contained in its Annual Report to Shareholders, which may be obtained without charge.

MANAGEMENT OF THE FUND

The Trust's Board of Trustees supervises the Trust's activities and reviews its contracts with companies that provide it with services
 .
Calvert U.S. Government Fund and Calvert Income Fund are series of The Calvert Fund (the "Trust"), an open-end diversified management investment company organized as a Massachusetts business trust on March 15, 1982. The other series of the Fund are Calvert Strategic Growth Fund and Calvert Short-Term U.S. Government Fund.

The Trust is not required to hold annual shareholder meetings, but special meetings may be called for certain purposes such as electing Trustees, changing fundamental policies, or approving a management contract. As a shareholder, you receive one vote for each share of a Fund you own. For matters affecting only one Fund, only shares of that Fund are entitled to vote. Matters affecting classes differently, such as Distribution Plans, will be voted on separately by the affected class(es).

Portfolio Managers

Investment  selections  for the Funds are made by Colleen M. Denzler and Stephen
N. Van Order. Ms. Denzler has been with the Calvert Group since 1986, and has been a member of the Portfolio Investment Department since January 1987. She is a member of the Institute of Chartered Financial Analysts and the Washington Society of Investment Analysts. Mr. Van Order joined Calvert Group in October 1992 as the head of the trading desk. He oversees the day-to-day investments and operations of the department and participates in setting market and portfolio strategy. Previously, Mr. Van Order was Director of Long Term Funding at Federal National Mortgage Association (Fannie Mae). In his former capacity, Mr. Van
Order was responsible for Fannie Mae's long term borrowing programs, hedging programs and debt marketing program.

Calvert Group is one of the largest investment management firms in the Washington, D.C. area.

Calvert Group, Ltd., parent of the Funds' investment advisor, transfer agent, and distributor, is a subsidiary of Acacia Mutual Life Insurance Company of Washington, D.C. Calvert Group is one of the largest investment management firms in the Washington, D.C. area. Calvert Group, Ltd. and its subsidiaries are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. As of December 31, 1994, Calvert Group managed and administered assets in excess of $4.2 billion and more than 200,000 shareholder and depositor accounts.

Calvert Asset Management serves as Advisor to the Funds.

Calvert Asset Management Company, Inc. (the "Advisor") is the Funds' investment advisor. The Advisor provides the Funds with investment supervision and management; administrative services and office space; furnishes executive and other personnel to the Funds; and pays the salaries and fees of all Trustees who are affiliated persons of the Advisor. The Advisor may also assume and pay certain advertising and promotional expenses of the Funds and reserves the right to compensate broker-dealers in return for their promotional or administrative services. The Advisor has agreed to limit the Funds' expenses to the most restrictive state limitation in effect.

The Advisor receives a fee based on a percentage of each Fund's assets.

For its services during the fiscal year ended September 30, 1994, the Advisor was entitled pursuant to the Investment Advisory Agreement, to receive the following investment advisory fees as a percentage of the Funds' respective average daily net assets: Calvert U.S. Government Fund, 0.60%; and Calvert Income Fund, 0.70%.

Calvert Distributors, Inc. serves as underwriter to market the Fund's shares.

Effective March 1, 1995, Calvert Distributors, Inc. ("CDI") is the Fund's principal underwriter and distributor. Under the terms of its underwriting agreement with the Fund, CDI markets and distributes the Fund's shares and is responsible for payment of commissions and service fees to broker-dealers, banks, and financial services firms, preparation of advertising and sales literature, and printing and mailing of prospectuses to prospective investors. Prior to March 1, 1995, Calvert Securities Corporation was the principal underwriter.

The transfer agent keeps your account records.

Calvert Shareholder Services, Inc. is the Funds' transfer, dividend disbursing and shareholder servicing agent.

SHAREHOLDER GUIDE

Opening An Account

You can buy shares of the Funds in several ways which are described here and in the chart below.

An account application accompanies this prospectus. A completed and signed application is required for each new account you open, regardless of the method you choose for making your initial investment. Additional forms may be required from corporations, associations, and certain fiduciaries. If you have any questions or need extra applications, call your broker, or Calvert Group at 800-368-2748. Be sure to specify which class you wish to purchase.

To invest in any of Calvert's tax-deferred retirement plans, please call Calvert
Group  at  800-368-2748  to  receive   information  and  the  required  separate
application.

Alternative Sales Options

Each Fund offers two classes of shares:

Class A Shares - Front End Load Option

Class A shares are sold with a front-end sales charge at the time of purchase. Class A shares are not subject to a sales charge when they are redeemed.

Class C shares - Level Load Option

Class C shares are sold without a sales charge at the time of purchase or redemption.

Class C shares have higher expenses

Each Fund bears some of the costs of selling its shares under Distribution Plans adopted with respect to its Class A and Class C shares pursuant to Rule 12b-1 under the 1940 Act. Payments under the Class A Distribution Plan are limited to a maximum of 0.50% annually of the average daily net asset value of Class A shares for Calvert Income Fund (0.25% for U.S. Government). The Class C Distribution Plan provides for the payment of an annual distribution fee to CDI of up to 0.75%, plus a service fee of up to 0.25%, for a total of 1.00% of the average daily net assets attributable to their respective classes.

Considerations for deciding which class of shares to buy

Income distributions for Class A shares will probably be higher than those for Class C shares, as a result of the distribution expenses described above. (See also "Total Return.") You should consider Class A shares if you qualify for a reduced sales charge under Class A or if you plan to hold the shares for several years.

Class A Shares

Class A shares are offered at net asset value plus a front-end sales charge as follows:


Amount of Investment          As a % of            As a % of     Concession to
                              Offering             Net Amount      Dealers
                              Price                Invested        as a % of
                                                                 Amount Invested

Less than $50,000             3.75%                 3.90%             3.00%
$50,000 but less
than $100,000                 3.00%                 3.09%             2.25%
$100,000 but less
than $250,000                 2.25%                 2.30%             1.75%
$250,000 but less
than $500,000                 1.75%                 1.78%             1.25%
$500,000 but less
than $1,000,000               1.00%                 1.01%             0.80%
$1,000,000 and over           0.00%                 0.00%             0.25%*

*For new investments (new purchases but not exchanges) of $1 million or more a broker-dealer will have the choice of being paid a finder's fee by CDI in one of the following methods: (1) CDI may pay broker-dealer, on a monthly basis for 12 months, an annual rate of 0.30%. Payments will be made monthly at the rate of 0.025% of the amount of the investment, less redemptions; or (2) CDI may pay broker-dealers 0.25% of the amount of the purchase; however, CDI reserves the right to recoup any portion of the amount paid to the dealer if the investor redeems some or all of the shares from the Fund within thirteen months of the time of purchase.


Sales charges on Class A shares may be reduced or eliminated in certain cases. See Exhibit A to this prospectus.

The sales charge is paid to CDI, which in turn normally reallows a portion to your broker-dealer. Upon written notice to dealers with whom it has dealer agreements, CDI may reallow up to the full applicable sales charge. Dealers to whom substantially the entire sales charge is reallowed may be deemed to be underwriters under the Securities Act of 1933.

In addition to any sales charge reallowance or finder's fee, your broker-dealer, or other financial service firm through which your account is held, currently will be paid periodic service fees at an annual rate of up to 0.25% of the average daily net asset value of Class A shares held in accounts maintained by that firm.

Class A Distribution Plan

Each Fund has adopted a Distribution Plan with respect to its Class A shares (the "Class A Distribution Plan"), which provides for payments at a maximum annual rate of 0.25% of the average daily net asset value of Class A shares of U.S. Government Fund (0.50% of Calvert Income Fund), to pay expenses associated with the distribution and servicing of Class A shares. Amounts paid by the Fund to CDI under the Class A Distribution Plan are used to pay to dealers and others, including CDI salespersons who service accounts, service fees at an annual rate of up to 0.25% of the average daily net asset value of Class A shares, and to pay CDI for its marketing and distribution expenses, including, but not limited to, preparation of advertising and sales literature and the printing and mailing of prospectuses to prospective investors. During the fiscal year ended September 30, 1994, Class A Distribution Plan expenses for the Income and U.S. Government Funds were 0.06% and 0.09%, respectively.

Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

Class C Shares

Class C shares are not available through all dealers. Class C shares are offered at net asset value, without a front-end sales charge or a contingent deferred sales charge. Class C expenses are higher than those of Class A.

Class C Distribution Plan

Each Fund has adopted a Distribution Plan with respect to its Class C shares (the "Class C Distribution Plan"), which provides for payments at an annual rate of up to 1.00% of the average daily net asset value of Class C shares, to pay expenses of the distribution and servicing of Class C shares. Amounts paid by the Fund under the Class C Distribution Plan are currently used by CDI to pay dealers and other selling firms dealer-paid quarterly compensation at an annual rate of up to 0.75%, plus a service fee, as described above under "Class A Distribution Plan," of up to 0.25%, of the average daily net asset value of each share sold by such others. For the fiscal year ended September 30, 1994, Class C Distribution Plan expenses were 1.00% and 1.00% for the Income and U.S. Government Funds, respectively.

Arrangements with Broker-Dealers and Others

CDI may also pay additional concessions, including non-cash promotional incentives, such as merchandise or trips, to dealers employing registered representatives who have sold or are expected to sell a minimum dollar amount of shares of the Fund and/or shares of other Funds underwritten by CDI. CDI may make expense reimbursements for special training of a dealer's registered representatives, advertising or equipment, or to defray the expenses of sales contests. Eligible marketing and distribution expenses may be paid pursuant to the Fund's Rule 12b-1 Distribution Plan.

Dealers or others may receive different levels of compensation depending on which class of shares they sell. Payments pursuant to a Distribution Plan are included in the operating expenses of the class.

HOW TO BUY SHARES
(BE SURE TO SPECIFY WHICH CLASS YOU ARE BUYING)

Method          New Accounts                    Additional Investments

By Mail         $2,000 minimum                  $250 minimum

                Please make your check          Please make your check
                payable to the Fund of          payable to the Fund of
                your choice and mail it         your choice and mail it
                with your application to:       with your investment slip to:


These addresses    Calvert Group                     Calvert Group
effective          P.O. Box 419544                   P.O. Box 419739
April 1, 1995      Kansas City, MO 64179-6542        Kansas City, MO 64105-6739

By Registered, Certified, or Overnight Mail:         Calvert Group
                                                     c/o NFDS, 6th Floor
                                                     1004 Baltimore
                                                     Kansas City, MO 64105-1807

Through Your
Broker          $2,000 minimun                  $250 minimum

At the Calvert           Visit the Calvert Branch Office to make investments by
Branch Office            check. See back cover page for location.

FOR ALL OPTIONS BELOW, PLEASE CALL YOUR BROKER, OR CALVERT GROUP AT
800-368-2745

By Exchange     $2,000 minimum                  $250 minimum
(From your account in another Calvert Group Fund)

When opening an account by exchange, your new account must be established with the same name(s), address and taxpayer identification number as your existing Calvert account.

By Bank Wire     $2,000 minimun                 $250 minimum

By Calvert Money      Not Available for         $50 minimum
Controller*           initial Investment

*Please allow sufficient time for Calvert Group to process your initial request for this service, normally 10 business days. The maximum transaction amount is $300,000, and your purchase request must be received by 4:00 p.m. Eastern time.

NET ASSET VALUE

Net asset value per share ("NAV)" refers to the worth of one share. NAV is computed by adding the value of all portfolio holdings, plus other assets, deducting liabilities and then dividing the result by the number of shares outstanding. The NAVs of each class will vary daily based on the market values of the Funds' respective investments.

Portfolio securities and other assets are valued based on market quotations, except that securities maturing within 60 days are valued at amortized cost. If quotations are not available, securities are valued by a method that the Board of Trustees believes accurately reflects fair value.

The NAV for each Fund is calculated at the close of the Fund's business day, which coincides with the closing of the regular session of the New York Stock Exchange (normally 4:00 p.m. Eastern time). The Fund is open for business each day the New York Stock Exchange is open. All purchases of Fund shares will be confirmed and credited to your account in full and fractional shares (rounded to the nearest 1/1000 of a share).

WHEN YOUR ACCOUNT WILL BE CREDITED

Before you buy shares, please read the following information to make sure your investment is accepted and credited properly.

Your purchase will be processed at the next offering price based on the next net asset value calculated after your order is received and accepted. If your purchase is received by 4:00 p.m. Eastern time, your account will be credited on the day of receipt. If your purchase is received after 4:00 p.m. Eastern time, it will be credited the next business day. All purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. No cash will be accepted. The Fund reserves the right to suspend the offering of shares for a period of time or to reject any specific purchase order. If your check does not clear, your purchase will be cancelled and you will be charged a $10 fee plus costs incurred by the Fund. When you purchase by check or with Calvert Money Controller, the Fund can hold payment on redemptions until it is reasonably satisfied that the investment is collected (normally 10 business days). To avoid this collection period, you can wire federal funds from your bank, which may charge you a fee.

Certain financial institutions or broker-dealers which have entered into a sales agreement with the Distributor may enter confirmed purchase orders on behalf of customers by phone, with payment to follow within a number of days of the order as specified by the program. If payment is not received in the time specified, the financial institution could be held liable for resulting fees or losses.

EXCHANGES

You may exchange shares of the Fund for shares of other Calvert Group Funds.

If your investment goals change, the Calvert Group Family of Funds has a variety of investment alternatives that includes common stock funds, tax-exempt and corporate bond funds, and money market funds. The exchange privilege is a convenient way to buy shares in other Calvert Group Funds in order to respond to changes in your goals or in market conditions. However, to protect a Fund's performance and to minimize costs, Calvert Group discourages frequent exchanges and may prohibit additional purchases of Fund shares by persons engaged in too many short-term trades. Before you make an exchange from a Fund or Portfolio, please note the following:

Call your broker or a Calvert representative for information and a prospectus for any of Calvert's other Funds registered in your state. Read the prospectus of the Fund or Portfolio into which you want to exchange for relevant information, including class offerings.

Shares of a particular class of the Fund may be exchanged only for shares of the same class of another Calvert Fund, except that any class may be exchanged for Class A shares of any Calvert money market fund.

Each exchange represents the sale of shares of one Fund and the purchase of shares of another. Therefore, you could realize a taxable gain or loss on the transaction.

Complete and sign an application for an account in that Fund or Portfolio, taking care to register your new account in the same name and taxpayer identification number as your existing Calvert account(s). Exchange instructions may then be given by telephone if telephone redemptions have been authorized and the shares are not in certificate form.

Shares on which you have already paid a sales charge at Calvert Group and shares acquired by reinvestment of dividends or distributions may be exchanged into another Fund at no additional charge.

Shareholders (and those managing multiple accounts) who make two purchases and two exchange redemptions of shares of the same Portfolio during any 6-month period will be given written notice that they may be prohibited from making additional investments. This policy does not prohibit a shareholder from redeeming shares of the Fund, and does not apply to trades solely among money market funds.

The Fund reserves the right to terminate or modify the exchange privilege with 60 days' written notice.

OTHER CALVERT GROUP SERVICES

Calvert Information Network

24 hour yield and prices

Calvert Group has a round-the-clock telephone service that lets existing customers use a push button phone to obtain prices, yields and account balances. Complete instructions for this service may be found on the back of each statement.

Calvert Money Controller

Calvert Money Controller eliminates the delay of mailing a check or the expense of wiring funds. You can request this free service on your application.

This service allows you to authorize electronic transfers of money to purchase or sell shares. You use Calvert Money Controller like an "electronic check" to move money ($50 to $300,000) between your bank account and your Calvert Group account with one phone call. Allow one or two business days after the call for the transfer to take place; for money recently invested, allow normal check clearing time (up to 10 business days) before redemption proceeds are sent to your bank.

You may also arrange systematic monthly or quarterly investments (minimum $50) into your Calvert Group account. After you give us proper authorization, your bank account will be debited to purchase Fund shares. A debit entry will appear on your bank statement. Share purchases made through Calvert Money Controller will be subject to the applicable sales charge. If you would like to make arrangements for systematic monthly or quarterly redemptions from your Calvert Group account, call your broker or Calvert Group for a Money Controller Application.

Telephone Transactions

Calvert may record all telephone calls.

If you have telephone transaction privileges, you may purchase, redeem, or exchange shares, wire funds and use Calvert Money Controller by telephone. You automatically have telephone privileges unless you elect otherwise. The Fund, the transfer agent and their affiliates are not liable for acting in good faith on telephone instructions relating to your account, so long as they follow reasonable procedures to determine that the telephone instructions are genuine. Such procedures may include recording the telephone calls and requiring some form of personal identification. You should verify the accuracy of telephone transactions immediately upon receipt of your confirmation statement.

Optional Services

Complete the "Option" sections of the application for the easiest way to establish services.

The easiest way to establish optional services on your Calvert Group account is to select the options you desire when you complete your account application. If you wish to add other options later, you may have to provide us with additional information and a signature guarantee. Please call Calvert Investor Relations at 800-368-2745 for further assistance. For our mutual protection, we may require a signature guarantee on certain written transaction requests. A signature guarantee verifies the authenticity of your signature, and may be obtained from any bank, savings and loan association, credit union, trust company, broker-dealer firm or member of a domestic stock exchange. A signature guarantee cannot be provided by a notary public.

Householding of General Mailings

You can help in an effort to reduce Fund expenses and save paper and trees for the environment.

If you have multiple accounts with Calvert, you may receive combined mailings of some shareholder information, such as semi-annual and annual reports. Please contact Calvert Investor Relations at 800-368-2745 to receive additional copies of information.

Special Services and Charges

The Fund pays for shareholder services but not for special services that are required by a few shareholders, such as a request for a historical transcript of an account. You may be required to pay a research fee for these special services.

If you are purchasing shares of the Fund through a program of services offered by a broker-dealer or financial institution, you should read the program materials in conjunction with this Prospectus. Certain features may be modified in these programs, and administrative charges may be imposed by the broker-dealer or financial institution for the services rendered.

Tax-Saving Retirement Plans

Contact Calvert Group for complete information kits discussing the plans, and their benefits, provisions and fees.

Calvert Group can set up your new account under one of several tax-deferred plans. These plans let you invest for retirement and shelter your investment income from current taxes. Minimums may differ from those listed in the chart on page _____. Also, reduced sales charges may apply. See "Exhibit A - Reduced Sales Charges."

Individual retirement accounts (IRAs): available to anyone who has earned income. You may also be able to make investments in the name of your spouse, if your spouse has no earned income. Qualified Profit-Sharing and Money-Purchase Plans (including 401(k) Plans): available to self-employed people and their partners, or to corporations and their employees.

Simplified Employee Pension Plan (SEP-IRA): available to self-employed people and their partners, or to corporations. Salary reduction pension plans (SAR-SEP
IRAs) are also available to employers with 25 or fewer employees.

403(b)(7)  Custodial  Accounts:   available  to  employees  of  most  non-profit
organizations and public schools and universities.

SELLING YOUR SHARES

You may redeem all or a portion of your shares on any business day. Your shares will be redeemed at the next net asset value calculated after your redemption request is received and accepted. See the chart below for specific requirements necessary to make sure your redemption request is acceptable. Remember that the Fund may hold payment on the redemption of your shares until it is reasonably satisfied that investments made by check or by Calvert Money Controller have been collected (normally up to 10 business days).

Redemption Requirements To Remember

To ensure acceptance of your redemption request, please follow the procedures described here and below.

Once your shares are redeemed, the proceeds will normally be sent to you on the next business day, but if making immediate payment could adversely affect the Fund, it may take up to seven (7) days. Calvert Money Controller redemptions generally will be credited to your bank account on the first or second business day after your phone call. When the New York Stock Exchange is closed (or when trading is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency circumstances as determined by the Securities and Exchange Commission, redemptions may be suspended or payment dates postponed.

Minimum account balance is $1,000 per Fund.

Please maintain a balance in your account of at least $1,000 per Fund, per class. If, due to redemptions, the account falls below $1,000, or you fail to invest at least $1,000, your account may be closed and the proceeds mailed to you at the address of record. You will be given notice that your account will be closed after 30 days unless you make an additional investment to increase your account balance to the $1,000 minimum.

HOW TO SELL YOUR SHARES

By Mail To:

Calvert Group
4550 Montgomery Ave.
Bethesda, MD  20814

Effective 4/1/95:
Calvert Group
P.O. Box 419544
Kansas City, MO
64179-6542

You may redeem available shares from your account at any time by sending a letter of instruction, including your name, account and Fund number, the number of shares or dollar amount, and where you want the money to be sent. Additional requirements, below, may apply to your account. The letter of instruction must be signed by all required authorized signers. If you want the money to be wired to a bank not previously authorized, then a voided bank check must be enclosed with your letter. If you do not have a voided check or if you would like funds sent to a different address or another person, your letter must be signature guaranteed.

Type of Registration           Requirements

Corporations,
Associations           Letter of instruction and a corporate resolution,
                       signed by person(s) authorized to act on the account, accompanied by signature guarantee(s).

Trusts Letter of instruction signed by the Trustee(s) (as Trustee), with a signature guarantee. (If the Trustee's name is not registered on your account, provide a copy of the trust document, certified within the last 60 days.)

By Telephone

Please call 800-368-2745. You may redeem shares from your account by telephone and have your money mailed to your address of record or wired to an address or bank you have previously authorized. A charge of $5 is imposed on wire transfers of less than $1,000. See "Telephone Transactions" on page ___.

Calvert Money Controller

Please allow sufficient time for Calvert Group to process your initial request for this service (normally 10 business days). You may also authorize automatic fixed amount redemptions by Calvert Money Controller. All requests must be received by 4:00 p.m. (Eastern time). Accounts cannot be closed by this service.

Exchange to Another Calvert Group Fund

You must meet the minimum investment requirement of the other Calvert Group Fund or Portfolio. You can only exchange between accounts with identical names, addresses and taxpayer identification number, unless previously authorized with a signature-guaranteed letter.

Systematic Check Redemptions

If you maintain an account with a balance of $10,000 or more, you may have regular checks for a fixed amount sent to you on the 15th of each month simply by sending a letter with all the information, including your account number, and the dollar amount ($100 minimum). If you would like a regular check mailed to another person or place, your letter must be signature-guaranteed.

Through your Broker

If your account is held in your broker's name ("street name"), you should contact your broker directly to transfer, exchange or redeem shares.

DIVIDENDS, CAPITAL GAINS AND TAXES

Each year, the Funds distribute substantially all of their net investment income and capital gains to shareholders.

Dividends from the Funds' net investment income are declared and paid on a monthly basis. Net investment income consists of the interest income, net short-term capital gains, if any, and dividends declared and paid on investments, less expenses. Distributions of the Funds' net short-term capital gains (treated as dividends for tax purposes) and its net long-term capital gains, if any, are normally declared and paid by the Fund once a year; however, the Fund does not anticipate making any such distributions unless available capital loss carryovers have been used or have expired. Dividend and distribution payments will vary between classes; dividend payments are generally anticipated to be higher for Class A shares.

Dividend and Distribution Payment Options.

Dividends and any distributions are automatically reinvested in the same Portfolio at net asset value (no sales charge), unless you elect to have the dividends of $10 or more paid in cash (by check or by Calvert Money Controller). Dividends and distributions may be automatically invested in an identically registered account with the same account number in any other Calvert Group Fund at net asset value. If reinvested in the same Fund account, new shares will be purchased at net asset value on the reinvestment date, which is generally 1 to 3 days prior to the payment date. You must notify the Fund in writing prior to the record date to change your payment options. If you elect to have dividends and/or distributions paid in cash, and the U.S. Postal Service cannot deliver the check, or if it remains uncashed for six months, it, as well as future dividends and distributions, will be reinvested in additional shares.

"Buying a Dividend"

At the time of purchase, the share price of the Fund may reflect undistributed income, capital gains or unrealized appreciation of securities. Any income or capital gains from these amounts which are later distributed to you are fully taxable. On the record date for a distribution, the Fund's share value is reduced by the amount of the distribution. If you buy shares just before the record date ("buying a dividend") you will pay the full price for the shares and then receive a portion of the price back as a taxable distribution.

Federal Taxes

In January, the Funds will mail you Form 1099-DIV indicating the federal tax status of dividends and capital gain distributions paid to you by the Funds during the past year. Generally, dividends and distributions are taxable in the year they are paid. However, any dividends and distributions paid in January but declared during the three months prior are taxable in the year declared. Dividends and distributions are taxable to you regardless of whether they are taken in cash or reinvested. Dividends, including short-term capital gains, are taxable as ordinary income. Distributions from long-term capital gains are taxable as long-term capital gains, regardless of how long you have owned Fund shares.

You may realize a capital gain or loss when you sell or exchange shares.

If you sell or exchange your Fund shares you will have a short or long-term capital gain or loss, depending on how long you owned the shares which were sold. In January, the Funds will mail you Form 1099-B indicating the date of and proceeds from all sales, including exchanges. You should keep your annual year-end account statements to determine the cost (basis) of the shares to report on your tax returns.

Other Tax Information

In addition to federal taxes, you may be subject to state or local taxes on your investment, depending on the laws in your area. You will be notified to the extent, if any, that dividends reflect interest received from U.S. government securities. Such dividends may be exempt from certain state income taxes.

Taxpayer Identification Number

If we do not have your correct Social Security or Taxpayer Identification Number ("TIN") and a signed certified application or Form W-9, Federal law requires the Funds to withhold 31% of your dividends and certain redemptions. In addition, you may be subject to a fine. You will also be prohibited from opening another account by exchange. If this TIN information is not received within 60 days after your account is established, your account may be redeemed at the current NAV on the date of redemption. The Funds reserve the right to reject any new account or any purchase order for failure to supply a certified TIN.

EXHIBIT A

REDUCED SALES CHARGES (CLASS A ONLY)

You may qualify for a reduced sales charge through several purchase plans available. You must notify the Fund at the time of purchase to take advantage of the reduced sales charge.

Right of Accumulation. The sales charge is calculated by taking into account not only the dollar amount of a new purchase of shares, but also the higher of cost or current value of shares previously purchased in Calvert Group Funds that impose sales charges. This automatically applies to your account for each new purchase.

Letter of Intent. If you plan to purchase $50,000 or more of Fund shares over the next 13 months, your sales charge may be reduced through a "Letter of Intent." You pay the lower sales charge applicable to the total amount you plan to invest over the 13-month period, excluding any money market fund purchases. Part of your shares will be held in escrow, so that if you do not invest the amount indicated, you will have to pay the sales charge applicable to the smaller investment actually made. For more information, see the Statement of Additional Information.

Group Purchases. If you are a member of a qualified group, you may purchase shares of the Fund at the reduced sales charge applicable to the group taken as a whole. The sales charge is calculated by taking into account not only the dollar amount of the shares you purchase, but also the higher of cost or current value of shares previously purchased and currently held by other members of your group.

A "qualified group" is one which (i) has been in existence for more than six months, (ii) has a purpose other than acquiring Fund shares at a discount, and
(iii) satisfies uniform criteria which enable CDI and dealers offering Fund shares to realize economies of scale in distributing such shares. A qualified group must have more than 10 members, must be available to arrange for group meetings between representatives of CDI or dealers distributing the Fund's shares, must agree to include sales and other materials related to the Fund in its publications and mailings to members at reduced or no cost to CDI or dealers, and must seek to arrange for payroll deduction or other bulk transmission of investments to the Fund.

Pension plans may not qualify participants for group purchases; however, such plans may qualify for reduced sales charges under a separate provision (see below). Members of a group are not eligible for a Letter of Intent.

Retirement Plans Under Section 457, Section 403(b)(7), or Section 401(k). There is no sales charge on shares purchased for the benefit of a retirement plan under Section 457 of the Internal Revenue Code of 1986, as amended ("Code"), or for a plan qualifying under Section 403(b)(7) of the Code if, at the time of purchase, Calvert Group has been notified in writing that the 403(b)(7) plan has at least 200 eligible employees. Furthermore, there is no sales charge on shares purchased for the benefit of a retirement plan qualifying under Section 401(k) of the Code if, at the time of such purchase, the 401(k) plan administrator has notified Calvert Group in writing that a) its 401(k) plan has at least 200 eligible employees; or b) the cost or current value of shares the plan has in Calvert Group of Funds (except money market funds) is at least $1 million.

Neither the Fund, nor CDI, nor any affiliate thereof will reimburse a plan or participant for any sales charges paid prior to receipt of such written communication and confirmation by Calvert Group. Plan administrators should send requests for the waiver of sales charges based on the above conditions to:
Calvert Group Retirement Plans, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814.

Other Circumstances. There is no sales charge on shares of any fund (portfolio or series) of the Calvert Group of Funds sold to (i) current and retired members of the Board of Trustees/Directors of the Calvert Group of Funds, (and the Advisory Council of the Calvert Social Investment Fund); (ii) directors, officers and employees of the Advisor, Distributor, and their affiliated companies; (iii) directors, officers and registered representatives of brokers distributing the Fund's shares; and immediate family members of persons listed in (i), (ii), and (iii), above; (iv) dealers, brokers, or registered investment advisors that have entered into an agreement with CDI providing specifically for the use of shares of the Fund (Portfolio or Series) in particular investment programs or products (where such program or product already has a fee charged therein) made available to the clients of such dealer, broker, or registered investment advisor; and (v) trust departments of banks or savings institutions for trust clients of such bank or savings institution.

Established Accounts. Shares of Calvert Income Fund may be sold at net asset value to accounts opened on or before January 12, 1987.

Dividends and Capital Gain Distributions from other Calvert Group Funds. You may prearrange to have your dividends and capital gain distributions from another Calvert Group Fund automatically invested in another account with no additional sales charge. Dividends and distributions from Calvert Group money market funds used to purchase shares of the Fund will not be subject to the applicable sales charge, effective April 1, 1995.

Reinstatement Privilege. If you redeem Fund shares and then within 30 days decide to reinvest in the same Fund, you may do so at the net asset value next computed after the reinvestment order is received, without a sales charge. You may use the reinstatement privilege only once. The Fund reserves the right to modify or eliminate this privilege.

Redemptions From Other Mutual Funds. You may purchase shares of the above funds at net asset value, without sales charge, to the extent that the purchase represents proceeds from a redemption (within the previous 60 days) of shares of another mutual fund. When making a purchase at net asset value under this provision, the Fund or Portfolio must receive one of the following with your direct purchase order: (i) the redemption check representing the proceeds of the shares redeemed, endorsed to the order of the Fund or Portfolio, or (ii) a copy of the confirmation from the other fund, showing the redemption transaction. Standard back office procedures should be followed for wire order purchases. Purchases with redemptions from money market funds are not eligible for this privilege. This provision is effective through March 15, 1995 only, but may be extended at the discretion of the Distributor.

================================================================================
To Open an Account:                               Prospectus
800-368-2748                                     January 31, 1995

Yields and Prices:
Calvert Information Network                      THE CALVERT FUND
24 hours, 7 days a week
800-368-2745
                                                 Calvert U.S. Government Fund
Service for Existing Account:
Shareholders             800-368-2745            Calvert Income Fund
Brokers                  800-368-2746

TDD for Hearing-Impaired:
800-541-1524

Branch Office:
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Registered, Certified or
Overnight Mail:
Calvert Group
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Effective April 1, 1995:
Calvert Group
c/o NFDS, 6th Floor
1004 Baltimore
Kansas City, MO 64105-1807

PRINCIPAL UNDERWRITER
Calvert Distributors, Inc. (effective 3/1/95)
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Table of Contents

Fund Expenses
Financial Highlights
Investment Objectives and Policies
Yield and Total Return
Management of the Fund
SHAREHOLDER GUIDE:
Alternative Sales Options
How to Buy Shares
Net Asset Value
When Your Account Will Be Credited
Exchanges
Other Calvert Group Services
Selling Your Shares
How to Sell Your Shares
Dividends, Capital Gains and Taxes
Exhibit A - Reduced Sales Charges